EXHIBIT 3.19

OPERATING AGREEMENT

OF

JUNIPER BOND HOLDINGS III LLC

This OPERATING AGREEMENT (this “Agreement”) of Juniper Bond Holdings III LLC, a Delaware limited liability company (the “Company”), is made effective as of June 12, 2007, by Momentive Performance Materials Inc. (the “Member”).

1. Formation of the Company. The Member formed a limited liability company under the Delaware Limited Liability Company Act (Del. Code tit. 6, §§ 18-101 – 18-1109), as amended from time to time (the “Act”), pursuant to this Agreement and the Certificate of Formation (the “Certificate”) which is being filed with the Secretary of State of the State of Delaware in connection with the execution of this Agreement.

2. Name of the Company. The name of the Company stated in the Certificate and the limited liability company governed by this Agreement is “Juniper Bond Holdings III LLC” or such other name as the Member may from time to time hereafter designate.

3. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

4. Registered Office; Registered Agent.

(a) The principal office of the Company shall be 187 Danbury Road, Wilton, Connecticut 06897, or such other place as the Member may determine from time to time. Any such additional offices as the Member may determine to establish shall be located at such place or places inside or outside the State of Delaware as the Member may designate from time to time.

(b) The registered office of the Company in the State of Delaware is c/o The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

5. Membership Interests. The Member shall own all of the membership interests in the Company (the “Membership Interests”).

6. Capital Contributions. The Member hereby makes a capital contribution to the Company of $210,000,000 principal amount of Fixed Rate Unsecured Bonds Due 2016 of Momentive Performance Materials Japan LLC (f/k/a Momentive Performance Materials Japan Godo Kaisha).

7. Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member.

8. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member.

9. Management of the Company.

(a) Subject to the delegations of authority set forth in this Agreement, management of the Company shall be vested exclusively in the Member. The Member shall have the sole right to manage the business of the Company and shall have all powers and rights necessary, appropriate or advisable to carry out the purposes and business of the Company and is authorized to execute any document on behalf of the Company in all cases consistent with this Agreement and the Member’s Certificate of Incorporation and By-Laws, where applicable, in each case as in effect from time to time.

(b) The Member shall have sole discretion regarding the appointment, quantity, titles, duties, power and removal of all officers, Authorized Persons (as defined below), and agents of the Company.

10. Execution of Contracts, Assignments, Certificates, etc. For purposes of this Agreement, each of Wayne M. Hewett, Steven Delarge and Douglas A. Johns is hereby designated as an authorized person (each, an “Authorized Person”) within the meaning of the Act. Mr. Johns, as an authorized person, has executed, delivered and filed the Certificate with the Secretary of State of the State of Delaware.

(a) All contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments shall be signed by the Member or an Authorized Person of the Company.

(b) An Authorized Person shall execute, deliver and file any amendments to and/or restatements of the Certificate and any other certificates (and any amendments to and/or restatements thereof) permitted or required to be filed with the Secretary of State of the State of Delaware. An Authorized Person shall execute, deliver and file or cause the execution, delivery and filing of any certificates, applications, instruments and other documents (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

(c) Each Authorized Person shall be, and each hereby is, authorized, empowered and directed to open bank accounts on behalf of the Company in such banks, and designate the persons authorized to sign checks, notes, drafts, bills of exchange, acceptances, undertakings or orders for payment of money from funds of the Company (or of such other entities) on deposit in such accounts, as may be deemed by such Authorized Person to be necessary, appropriate or otherwise in the best interest of the Company.

(d) Each Authorized Person shall be, and each hereby is, authorized, empowered and directed to execute any form of required resolution necessary to open any such bank accounts, such resolutions being hereby incorporated into this resolution by reference and duly approved and affirmed hereby.

11. Limitations on Authority. The authority of the Member over the conduct of the business and affairs of the Company shall be subject only to such limitations as are expressly stated in this Agreement or in the Act.

12. Administrative Matters.

(a) The fiscal year of the Company for accounting and tax purposes shall begin on January 1 and end on December 31 of each year, except for the short taxable years in the years of the Company’s formation and termination and as otherwise required by the Code.

(b) Proper and complete records and books of account of the business of the Company, including the Schedule of Members, shall be maintained at the Company’s principal place of business. The Member acknowledges and agrees that the Company is intended to be classified and treated as a partnership for income tax purposes. The Company’s books of account shall be maintained on a basis consistent with such treatment and on the same basis utilized in preparing the Company’s United States federal income tax return.

(c) The Member’s ownership interest in the Company shall be uncertificated.

13. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the consent of the Member.

14. Indemnification. The Company shall, to the fullest extent authorized by the Act or otherwise permitted by law, indemnify and hold harmless the Member, and each officer, Authorized Person and employee of the Company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a Member, officer, Authorized Person or employee of the Company.

15. Dissolution.

(a) Subject to the provisions of Section 15(b), the Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following:

(i) the written consent of the Member to such effect; or

(ii) the entry of a decree of judicial dissolution under §18-802 of the Act.

(b) Upon dissolution of the Company, the Company’s affairs shall be promptly wound up. The Company shall engage in no further business except as may be necessary, in the reasonable discretion of the Member, to preserve the value of the Company’s assets during the period of dissolution and liquidation.

16. Consents. Any action with respect to the Company that may be taken by the Member may be taken by a consent in writing, setting forth the action so taken, signed by the Member.

17. Severability. If any provision of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

18. Amendments. Except as otherwise provided in this Agreement or in the Act, this Agreement may be amended only by the written consent of the Member to such effect.

19. Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware. The Members intend the provisions of the Act to be controlling as to any matters not set forth in this Agreement.

20. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and legal assigns and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective successors, executors, administrators, legal representatives, heirs and legal assigns.

21. No Benefit of Creditors. The provisions of this Agreement are intended only for the regulation of relations between the Member and former or prospective Members and the Company. This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement.

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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.

MOMENTIVE PERFORMANCE MATERIALS INC.

By:	/s/ Douglas A. Johns
Name: Douglas A. Johns Title: Secretary and General Counsel

Juniper Bond Holdings III LLC

Limited Liability Company Agreement

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